Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces Third Quarter 2023 Results

(October 17, 2023) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $69.5 million, or $0.42 per diluted share, for the third quarter of 2023, a decrease of $7.5 million, or 9.7%, in comparison to the second quarter of 2023. Operating net income available to common shareholders for the three months ended September 30, 2023 was $72.2 million, or $0.43 per diluted share(1).

For the nine months ended September 30, 2023, net income available to common shareholders was $212.3 million, or $1.27 per diluted share, an increase of $14.9 million, or 7.5%, in comparison to the same period in 2022. Operating net income available to common shareholders for the nine months ended September 30, 2023 was $216.1 million, or $1.29 per diluted share(1).

"We were pleased with our third quarter results; operating earnings were solid, we generated deposit and loan growth, we maintained our net interest margin and net interest income grew," said Curtis J. Myers, Chairman and CEO of Fulton Financial Corporation. "Our results reflect solid core business trends, stable credit metrics, and modest growth in our core lines of business."

Net Interest Income and Balance Sheet

Net interest income for the third quarter of 2023 was $213.8 million, an increase of $1.0 million in comparison to the second quarter of 2023. The net interest margin for the third quarter of 2023 was 3.40%, consistent with the second quarter of 2023.

The linked-quarter increase in net interest income was primarily due to higher loan yields and an increase in the average balance of net loans, partially offset by an increase in the rate of average interest-bearing deposits and a shift in the funding mix from noninterest-bearing demand deposits to interest-bearing deposits.

(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

A 20 basis points increase in the yield on average net loans and an increase in the average balance of net loans of $255.0 million in the third quarter of 2023 drove an increase in interest income of $15.5 million to $330.4 million in comparison to $314.9 million in the second quarter of 2023.

Interest expense on interest-bearing liabilities for the third quarter of 2023 increased by $14.5 million to $116.5 million in comparison to $102.1 million in the second quarter of 2023. The linked-quarter increase in interest expense in the third quarter of 2023 was primarily due to an increase in the rate on average interest-bearing deposits of 29 basis points, a decline of $348.7 million in the average balance of noninterest-bearing deposits and an increase in the average balance of interest-bearing deposits of $498.8 million in comparison to the second quarter of 2023.

For the third quarter of 2023, net interest income was $213.8 million, a decrease of $1.7 million, or 0.8%, in comparison to the third quarter of 2022. Interest income for the third quarter of 2023 increased by $96.7 million to $330.4 million in comparison to $233.7 million in the third quarter of 2022, primarily driven by rising interest rates resulting in increases in interest income from net loans and other interest-earning assets of $96.2 million and $1.1 million, respectively. Increases in the average balance of net loans in the third quarter of 2023 of $1.6 billion and in yields on net loans of 151 basis points each contributed to the increase in interest income. Interest expense on interest-bearing liabilities for the third quarter of 2023 increased by $98.4 million to $116.5 million in comparison to $18.1 million in the third quarter of 2022, primarily driven by rising interest rates resulting in increases in interest expense from interest-bearing deposits and borrowings and other interest-bearing liabilities of $74.1 million and $24.3 million, respectively. A decrease in the average balance of noninterest-bearing deposits of $1.9 billion, and an increase in the average balances of interest-bearing deposits and borrowings and other interest-bearing liabilities of $1.4 billion and $1.3 billion, respectively, in the third quarter of 2023 in comparison to the third quarter of 2022 also contributed to the increase in interest expense.

Total average interest-earning assets for the third quarter of 2023 were $25.6 billion, a decrease of $47.8 million from the second quarter of 2023 primarily driven by a decrease in average other interest-earning assets of $266.3 million and a decrease in average investment securities of $36.5 million, partially offset by an increase in average net loans of $255.0 million.

Total average interest-earning assets for the third quarter of 2023 increased by $886.0 million from the third quarter of 2022. Average net loans for the third quarter of 2023 were $21.1 billion, an increase of $1.6 billion from the same period in 2022. Compared to the third quarter of 2022, average other interest-earning assets decreased $368.5 million and average investment securities decreased $302.9 million in the third quarter of 2023.

Total average interest-bearing liabilities increased $399.1 million to $18.4 billion in the third quarter of 2023 in comparison to $18.0 billion in the second quarter of 2023. The increase in average interest-bearing liabilities was driven by an increase in the average balance of total interest-bearing deposits of $498.8 million, partially offset by a decrease in the average balance of borrowings and other interest-bearing liabilities of $99.8 million.

Total average interest-bearing liabilities for the third quarter of 2023 increased $2.8 billion to $18.4 billion in comparison to $15.6 billion in the third quarter of 2022, driven by increases in the average balances of total interest-bearing deposits and borrowings and other interest-bearing liabilities of $1.4 billion and $1.3 billion, respectively.

Asset Quality

In the third quarter of 2023, a provision for credit losses of $9.9 million was recorded in comparison to $9.7 million in the second quarter of 2023 and $19.0 million in the third quarter of 2022. The provision for credit losses of $9.9 million recorded in the third quarter of 2023 was primarily due to loan growth and net charge-offs recorded during the period.

Non-performing assets were $143.5 million, or 0.52% of total assets, at September 30, 2023, in comparison to $151.6 million, or 0.55% of total assets, at June 30, 2023, and $198.6 million, or 0.76% of total assets, at September 30, 2022.

Net charge-offs for the third quarter of 2023 were 0.10% of total average loans in comparison to 0.04% and 0.01% in the second quarter of 2023 and the third quarter of 2022, respectively.

Non-interest Income

Non-interest income before investment securities gains (losses) in the third quarter of 2023 was $56.0 million, a decrease of $4.6 million, or 7.6%, from the second quarter of 2023. The decrease in non-interest income was primarily due to a $3.0 million market valuation movement in our commercial customer interest rate swap program resulting from the reference rate transition from the London Inter-Bank Offered Rate ("LIBOR") to the Secured Overnight Financing Rate ("SOFR") and is reflected as a reduction to other non-interest income. Additional contributors to the decrease in non-interest income were a decrease of $3.0 million in commercial customer interest rate swap fee income, reflected in capital markets, partially offset by increases in wealth management, overdraft fees and mortgage banking income of $0.7 million, $0.3 million and $0.3 million, respectively.

Compared to the third quarter of 2022, non-interest income before investment securities gains (losses) in the third quarter of 2023 decreased $3.3 million, or 5.5%, from $59.2 million. The decrease in non-interest income was primarily due to the aforementioned $3.0 million market valuation movement in our commercial customer interest rate swap program resulting from the reference rate transition from LIBOR to SOFR and is reflected as a reduction to other non-interest income.

Non-interest Expense

Non-interest expense was $171.0 million in the third quarter of 2023, an increase of $3.0 million, or 1.8%, compared to $168.0 million in the second quarter of 2023. The increase was primarily due to increases of $2.7 million in salaries and employee benefits expense and $1.3 million in other outside services related to a number of corporate initiatives, partially offset by a decrease of $0.5 million in charitable contributions and $0.5 million in gains on sales from fixed assets disposals, in each case, reflected in other expense. The $2.7 million increase in salaries and benefits expense was primarily driven by one additional calendar day in the third quarter of 2023 compared to the second quarter of 2023.

Compared to the third quarter of 2022, non-interest expense, excluding merger-related expenses of $7.0 million in the third quarter of 2022, increased $8.5 million, or 5.2%. The increase was primarily due to increases of $2.7 million in other outside services expense driven by a number of corporate initiatives, $2.5 million in salaries and employee benefits expense, $1.6 million in FDIC insurance expense, primarily due to the adoption of a final rule to increase base deposit insurance assessment rates effective January 1, 2023, and $1.1 million in data processing and software expense. The $2.5 million increase in salaries and benefits expense was primarily driven by annual merit increases, lower deferred employee loan origination costs, higher employee benefits expense, due to healthcare claims experience, and higher pension costs, partially offset by lower incentive plan compensation expense.

Income Tax Expense

For the third quarter of 2023, the effective tax rate was 18.9%, in comparison to 17.3% for the full-year of 2022.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share data)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2023	2023	2023	2022	2022
Ending Balances
Investment securities	$3,698,601	$3,867,334	$3,950,101	$3,968,023	$3,936,694
Net loans	21,177,508	21,044,685	20,670,188	20,279,547	19,695,199
Total assets	27,380,836	27,403,163	27,112,176	26,931,702	26,146,042
Deposits	21,421,589	21,206,540	21,316,584	20,649,538	21,376,554
Shareholders' equity	2,566,693	2,642,152	2,618,998	2,579,757	2,471,159

Average Balances
Investment securities	3,834,824	3,916,130	3,964,615	3,936,579	4,254,216
Net loans	21,121,277	20,866,235	20,463,096	20,004,513	19,563,825
Total assets	27,377,836	27,235,567	26,900,653	26,386,355	26,357,095
Deposits	21,357,295	21,207,143	20,574,323	21,027,656	21,788,052
Shareholders' equity	2,645,977	2,647,464	2,613,316	2,489,148	2,604,057

Income Statement
Net interest income	213,842	212,852	215,587	225,911	215,582
Provision for credit losses	9,937	9,747	24,544	14,513	18,958
Non-interest income	55,961	60,585	51,753	54,321	59,162
Non-interest expense	171,020	168,018	159,616	168,462	169,558
Income before taxes	88,846	95,672	83,180	97,257	86,228
Net income available to common shareholders	69,535	77,045	65,752	79,271	68,309
Pre-provision net revenue(1)	102,342	106,495	108,375	115,049	113,631

Per Share
Net income available to common shareholders (basic)	$0.42	$0.46	$0.39	$0.47	$0.41
Net income available to common shareholders (diluted)	$0.42	$0.46	$0.39	$0.47	$0.40
Operating net income available to common shareholders(1)	$0.43	$0.47	$0.39	$0.48	$0.48
Cash dividends	$0.16	$0.16	$0.15	$0.21	$0.15
Common shareholders' equity	$14.47	$14.75	$14.67	$14.24	$13.61
Common shareholders' equity (tangible)(1)	$11.05	$11.36	$11.26	$10.90	$10.26
Weighted average shares (basic)	164,566	165,854	166,605	167,504	167,353
Weighted average shares (diluted)	166,023	167,191	168,401	169,136	168,781

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2023	2023	2023	2022	2022
Asset Quality
Net charge-offs (recoveries) to average loans	0.10%	0.04%	0.27%	0.23%	0.01%
Non-performing loans to total net loans	0.67%	0.70%	0.80%	0.85%	0.98%
Non-performing assets to total assets	0.52%	0.55%	0.62%	0.66%	0.76%
ACL - loans(1) to total loans	1.38%	1.37%	1.35%	1.33%	1.35%
ACL - loans(1) to non-performing loans	208%	195%	169%	157%	138%

Profitability
Return on average assets	1.04%	1.17%	1.03%	1.23%	1.07%
Operating return on average assets(2)	1.08%	1.18%	1.04%	1.26%	1.25%
Return on average common shareholders' equity	11.25%	12.59%	11.02%	13.70%	11.24%
Return on average common shareholders' equity (tangible)(2)	15.17%	16.52%	14.46%	18.59%	17.31%
Net interest margin	3.40%	3.40%	3.53%	3.69%	3.54%
Efficiency ratio(2)	61.5%	60.1%	58.5%	58.1%	57.8%
Non-interest expenses to total average assets	2.48%	2.47%	2.41%	2.53%	2.55%
Operating non-interest expenses to total average assets(2)	2.47%	2.46%	2.40%	2.48%	2.43%

Capital Ratios
Tangible common equity ratio ("TCE")(2)	6.8%	7.0%	7.0%	6.9%	6.7%
TCE ratio, excluding AOCI(2)(3)	8.4%	8.3%	8.3%	8.2%	8.3%
Tier 1 leverage ratio(4)	9.4%	9.3%	9.2%	9.5%	9.2%
Common equity Tier 1 capital ratio(4)	10.1%	10.1%	9.8%	10.0%	10.0%
Tier 1 risk-based capital ratio(4)	11.0%	11.0%	10.6%	10.9%	10.9%
Total risk-based capital ratio(4)	13.8%	13.8%	13.4%	13.6%	13.6%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Tangible common equity ("TCE") ratio, excluding accumulated other comprehensive income ("AOCI").
(4) Regulatory capital ratios as of September 30, 2023 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks	$304,042	$123,779	$129,003	$126,898	$143,465
Other interest-earning assets	222,781	505,141	545,355	685,209	467,164
Loans held for sale	20,368	14,673	6,507	7,264	14,411
Investment securities	3,698,601	3,867,334	3,950,101	3,968,023	3,936,694
Net loans	21,177,508	21,044,685	20,670,188	20,279,547	19,695,199
Less: ACL - loans(1)	(292,739)	(287,442)	(278,695)	(269,366)	(266,838)
Loans, net	20,884,769	20,757,243	20,391,493	20,010,181	19,428,361
Net premises and equipment	215,626	216,322	216,059	225,141	221,496
Accrued interest receivable	101,624	96,991	90,267	91,579	72,821
Goodwill and intangible assets	561,284	561,885	563,502	560,824	561,495
Other assets	1,371,741	1,259,795	1,219,889	1,256,583	1,300,135
Total Assets	$27,380,836	$27,403,163	$27,112,176	$26,931,702	$26,146,042
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,421,589	$21,206,540	$21,316,584	$20,649,538	$21,376,554
Borrowings	2,370,112	2,719,114	2,446,770	2,871,207	1,424,681
Other liabilities	1,022,442	835,357	729,824	831,200	873,648
Total Liabilities	24,814,143	24,761,011	24,493,178	24,351,945	23,674,883
Shareholders' equity	2,566,693	2,642,152	2,618,998	2,579,757	2,471,159
Total Liabilities and Shareholders' Equity	$27,380,836	$27,403,163	$27,112,176	$26,931,702	$26,146,042

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$8,106,300	$7,846,861	$7,746,920	$7,693,835	$7,554,509
Commercial and industrial	4,577,334	4,599,759	4,596,096	4,473,004	4,240,865
Real estate - residential mortgage	5,279,681	5,147,262	4,880,919	4,737,279	4,574,228
Real estate - home equity	1,045,438	1,061,891	1,074,712	1,102,838	1,110,103
Real estate - construction	1,078,263	1,308,564	1,326,754	1,269,925	1,273,097
Consumer	743,976	763,530	730,775	699,179	633,666
Leases and other loans(2)	346,516	316,818	314,012	303,487	308,731
Total Net Loans	$21,177,508	$21,044,685	$20,670,188	$20,279,547	$19,695,199
Deposits, by type:
Noninterest-bearing demand	$5,575,374	$5,865,855	$6,403,484	$7,006,388	$7,372,896
Interest-bearing demand	5,757,487	5,543,320	5,478,237	5,410,903	5,676,600
Savings	6,707,729	6,646,448	6,579,806	6,434,621	6,563,003
Total demand and savings	18,040,590	18,055,623	18,461,527	18,851,912	19,612,499
Brokered	941,059	949,259	960,919	208,416	226,883
Time	2,439,940	2,201,658	1,894,138	1,589,210	1,537,172
Total Deposits	$21,421,589	$21,206,540	$21,316,584	$20,649,538	$21,376,554
Borrowings, by type:
Federal funds purchased	$544,000	$555,000	$525,000	$191,000	$136,000
Federal Home Loan Bank advances	730,000	1,165,000	747,000	1,250,000	265,500
Senior debt and subordinated debt	540,174	539,994	539,814	539,634	539,461
Other borrowings	555,938	459,120	634,956	890,573	483,720
Total Borrowings	$2,370,112	$2,719,114	$2,446,770	$2,871,207	$1,424,681

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share)
	Three Months Ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2023	2023	2023	2022	2022	2023	2022
Interest Income:
Interest income	$330,371	$314,912	$289,820	$267,847	$233,691	$935,103	$596,991
Interest expense	116,529	102,060	74,233	41,936	18,109	292,822	41,268
Net Interest Income	213,842	212,852	215,587	225,911	215,582	642,281	555,723
Provision for credit losses	9,937	9,747	24,544	14,513	18,958	44,228	13,508
Net Interest Income after Provision	203,905	203,105	191,043	211,398	196,624	598,053	542,215
Non-Interest Income:
Commercial banking:
Merchant and card	7,626	7,700	6,834	7,223	7,601	22,160	21,053
Cash management	5,960	5,835	5,515	5,756	6,483	17,310	17,973
Capital markets	2,960	6,092	2,344	2,627	4,060	11,396	9,629
Other commercial banking	3,176	3,518	2,820	2,998	2,664	9,514	8,520
Total commercial banking	19,722	23,145	17,513	18,604	20,808	60,380	57,175
Wealth management	19,413	18,678	18,062	17,531	17,610	56,152	55,312
Consumer banking:
Card	6,770	6,592	6,243	6,331	6,278	19,604	18,141
Overdraft	2,996	2,696	2,733	3,364	4,463	8,425	12,116
Other consumer banking	2,407	2,432	2,241	2,380	2,534	7,081	7,164
Total consumer banking	12,173	11,720	11,217	12,075	13,275	35,110	37,421
Mortgage banking	3,190	2,940	1,970	2,140	3,720	8,100	12,064
Other	1,463	4,106	2,968	3,972	3,802	8,539	10,863
Non-interest income before investment securities gains (losses)	55,961	60,589	51,730	54,322	59,215	168,281	172,835
Investment securities gains (losses), net	—	(4)	23	(1)	(53)	19	(26)
Total Non-Interest Income	55,961	60,585	51,753	54,321	59,162	168,300	172,809
Non-Interest Expense:
Salaries and employee benefits	96,757	94,102	89,283	92,733	94,283	280,142	264,151
Data processing and software	16,914	16,776	15,796	15,448	15,807	49,486	44,807
Net occupancy	14,561	14,374	14,438	14,061	14,025	43,373	42,134
Other outside services	12,094	10,834	10,126	10,860	9,361	33,054	26,292
FDIC insurance	4,738	4,895	4,795	3,219	3,158	14,427	9,328
Equipment	3,475	3,530	3,389	3,640	3,548	10,395	10,393
Marketing	1,913	1,655	1,886	2,380	1,859	5,454	4,505
Professional fees	1,869	1,829	2,392	2,945	2,373	6,090	6,178
Intangible amortization	601	1,072	674	688	690	2,347	1,043
Merger-related expenses	—	—	—	1,894	7,006	—	8,434
Other	18,098	18,951	16,837	20,594	17,448	53,888	48,001
Total Non-Interest Expense	171,020	168,018	159,616	168,462	169,558	498,656	465,266
Income Before Income Taxes	88,846	95,672	83,180	97,257	86,228	267,697	249,758
Income tax expense	16,749	16,065	14,866	15,424	15,357	47,680	44,610
Net Income	72,097	79,607	68,314	81,833	70,871	220,017	205,148
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)	(7,686)	(7,686)
Net Income Available to Common Shareholders	$69,535	$77,045	$65,752	$79,271	$68,309	$212,331	$197,462

	Three Months Ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30
	2023	2023	2023	2022	2022	2023	2022
PER SHARE:
Net income available to common shareholders (basic)	$0.42	$0.46	$0.39	$0.47	$0.41	$1.28	$1.21
Net income available to common shareholders (diluted)	$0.42	$0.46	$0.39	$0.47	$0.40	$1.27	$1.20
Cash dividends	$0.16	$0.16	$0.15	$0.21	$0.15	$0.47	$0.45

Weighted average shares (basic)	164,566	165,854	166,605	167,504	167,353	165,667	162,979
Weighted average shares (diluted)	166,023	167,191	168,401	169,136	168,781	167,181	164,254

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$21,121,277	$304,167	5.72%	$20,866,235	$287,154	5.52%	$19,563,825	$207,343	4.21%
Investment securities(2)	4,197,550	27,274	2.59%	4,234,096	27,303	2.57%	4,500,461	28,022	2.49%
Other interest-earning assets	263,244	3,372	5.11%	529,582	4,860	3.68%	631,771	2,297	1.45%
Total Interest-Earning Assets	25,582,071	334,813	5.20%	25,629,913	319,317	4.99%	24,696,057	237,662	3.83%

Noninterest-Earning assets:
Cash and due from banks	306,496			129,682			152,349
Premises and equipment	217,447			216,847			223,880
Other assets	1,562,233			1,541,657			1,545,812
Less: ACL - loans(3)	(290,411)			(282,532)			(261,003)
Total Assets	$27,377,836			$27,235,567			$26,357,095

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,740,229	$18,690	1.29%	$5,535,669	$14,612	1.06%	$5,708,059	$1,886	0.13%
Savings deposits	6,676,792	34,277	2.04%	6,632,572	29,289	1.77%	6,681,713	3,414	0.20%
Brokered deposits	937,657	12,250	5.18%	954,773	12,135	5.10%	247,105	1,346	2.16%
Time deposits	2,330,206	18,939	3.22%	2,063,038	13,763	2.68%	1,615,384	3,404	0.84%
Total Interest-Bearing Deposits	15,684,884	84,156	2.13%	15,186,052	69,799	1.84%	14,252,261	10,050	0.28%

Borrowings and other interest-bearing liabilities	2,691,087	32,373	4.74%	2,790,860	32,261	4.60%	1,359,348	8,060	2.35%
Total Interest-Bearing Liabilities	18,375,971	116,529	2.51%	17,976,912	102,060	2.27%	15,611,609	18,110	0.47%

Noninterest-Bearing liabilities:
Demand deposits	5,672,411			6,021,091			7,535,791
Other noninterest-bearing liabilities	683,477			590,100			605,638
Total Liabilities	24,731,859			24,588,103			23,753,038
Total Deposits/Cost of Deposits	21,357,295		1.56%	21,207,143		1.32%	21,788,052		0.18%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	24,048,382		1.92%	23,998,003		1.70%	23,147,400		0.31%

Shareholders' equity	2,645,977			2,647,464			2,604,057
Total Liabilities and Shareholders' Equity	$27,377,836			$27,235,567			$26,357,095

Net interest income/net interest margin (fully taxable equivalent)		218,284	3.40%		217,257	3.40%		219,552	3.54%
Tax equivalent adjustment		(4,442)			(4,405)			(3,970)
Net Interest Income		$213,842			$212,852			$215,582

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Balances include amortized historical cost for available for sale ("AFS") securities. The related unrealized holding gains (losses) are included in other assets.
(3) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
(dollars in thousands)
	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2023	2023	2023	2022	2022
Loans, by type:
Real estate - commercial mortgage	$7,912,801	$7,775,436	$7,720,975	$7,696,997	$7,566,259
Commercial and industrial	4,611,376	4,629,919	4,565,923	4,372,935	4,250,573
Real estate - residential mortgage	5,209,105	5,008,295	4,790,868	4,643,784	4,485,649
Real estate - home equity	1,045,806	1,066,615	1,086,032	1,106,325	1,099,487
Real estate - construction	1,254,577	1,306,286	1,276,145	1,209,998	1,268,590
Consumer	761,273	763,407	721,248	679,108	604,634
Leases and other loans(1)	326,339	316,277	301,905	295,366	288,633
Total Net Loans	$21,121,277	$20,866,235	$20,463,096	$20,004,513	$19,563,825

Deposits, by type:
Noninterest-bearing demand	$5,672,411	$6,021,091	$6,641,741	$7,310,824	$7,535,791
Interest-bearing demand	5,740,229	5,535,669	5,326,566	5,479,443	5,708,059
Savings	6,676,792	6,632,572	6,469,468	6,466,775	6,681,713
Total demand and savings	18,089,432	18,189,332	18,437,775	19,257,042	19,925,563
Brokered	937,657	954,773	439,670	215,729	247,105
Time	2,330,206	2,063,038	1,696,878	1,554,885	1,615,384
Total Deposits	$21,357,295	$21,207,143	$20,574,323	$21,027,656	$21,788,052

Borrowings, by type:
Federal funds purchased	$634,163	$679,401	$505,142	$261,737	$96,965
Federal Home Loan Bank advances	793,098	880,811	1,261,589	564,692	206,152
Senior debt and subordinated debt	540,086	539,906	539,726	539,550	554,735
Other borrowings and other interest-bearing liabilities	723,740	690,742	752,227	659,543	501,496
Total Borrowings	$2,691,087	$2,790,860	$3,058,684	$2,025,522	$1,359,348

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Nine months ended September 30
	2023			2022
	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans	$20,819,280	$854,384	5.49%	$18,865,672	$524,150	3.71%
Investment securities(2)	4,240,093	82,098	2.58%	4,376,084	78,334	2.39%
Other interest-earning assets	427,810	11,882	3.71%	954,267	5,192	0.73%
Total Interest-Earning Assets	25,487,183	948,364	4.97%	24,196,023	607,676	3.35%

Noninterest-Earning assets:
Cash and due from banks	193,083			158,267
Premises and equipment	219,087			220,218
Other assets	1,555,891			1,534,314
Less: ACL - loans(3)	(282,144)			(253,725)
Total Assets	$27,173,100			$25,855,097

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-Bearing liabilities:
Demand deposits	$5,535,671	$41,756	1.01%	$5,657,165	$3,411	0.08%
Savings deposits	6,593,703	84,102	1.71%	6,515,529	5,561	0.11%
Brokered deposits	779,191	29,557	5.07%	254,100	2,181	1.14%
Time deposits	2,032,360	40,160	2.64%	1,633,053	10,299	0.84%
Total Interest-Bearing Deposits	14,940,925	195,575	1.75%	14,059,847	21,452	0.20%

Borrowings and other interest-bearing liabilities	2,848,704	97,247	4.53%	1,133,524	19,816	2.34%
Total Interest-Bearing Liabilities	17,789,629	292,822	2.20%	15,193,371	41,268	0.36%

Noninterest-Bearing liabilities:
Demand deposits	6,108,197			7,538,597
Other	639,569			515,615
Total Liabilities	24,537,395			23,247,583
Total Deposits/Cost of Deposits	21,049,122		1.24%	21,598,444		0.13%
Total interest-bearing liabilities and non-interest bearing deposits ("Cost of Funds")	23,897,826		1.63%	22,731,968		0.24%

Shareholders' equity	2,635,705			2,607,514
Total Liabilities and Shareholders' Equity	$27,173,100			$25,855,097

Net interest income/net interest margin (fully taxable equivalent)		655,542	3.44%		566,408	3.13%
Tax equivalent adjustment		(13,261)			(10,685)
Net Interest Income		$642,281			$555,723

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Balances include amortized historical cost for AFS. The related unrealized holding gains (losses) are included in other assets.
(3) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
(dollars in thousands)

	Nine months ended September 30
	2023	2022
Loans, by type:
Real estate - commercial mortgage	$7,803,775	$7,401,094
Commercial and industrial	4,602,573	4,205,236
Real estate - residential mortgage	5,004,289	4,143,850
Real estate - home equity	1,066,003	1,099,310
Real estate - construction	1,278,923	1,197,947
Consumer	748,788	532,396
Leases and other loans(1)	314,929	285,839
Total Net Loans	$20,819,280	$18,865,672

Deposits, by type:
Noninterest-bearing demand	$6,108,197	$7,538,597
Interest-bearing demand	5,535,671	5,657,165
Savings	6,593,703	6,515,529
Total demand and savings	18,237,571	19,711,291
Brokered	779,191	254,100
Time	2,032,360	1,633,053
Total Deposits	$21,049,122	$21,598,444

Borrowings, by type:
Federal funds purchased	$606,708	$33,629
Federal Home Loan Bank advances	976,783	69,473
Senior debt and subordinated debt	539,907	572,690
Other borrowings	725,306	457,732
Total Borrowings	$2,848,704	$1,133,524

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended					Nine Months Ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Sep 30	Sep 30
	2023	2023	2023	2022	2022	2023	2022
Allowance for credit losses related to net loans:
Balance at beginning of period	$287,442	$278,695	$269,366	$266,838	$248,564	$269,366	$249,001

CECL Day 1 provision expense	—	—	—	—	7,954	—	7,954

Initial purchased credit deteriorated loans	—	—	—	—	1,135	—	1,135

Loans charged off:
Real estate - commercial mortgage	(860)	(230)	(13,362)	(12,235)	(86)	(14,452)	(238)
Commercial and industrial	(3,220)	(2,017)	(612)	(179)	(1,783)	(5,849)	(2,211)
Real estate - residential mortgage	—	(62)	—	—	—	(62)	(66)
Consumer and home equity	(1,803)	(1,313)	(2,206)	(1,311)	(1,172)	(5,322)	(3,101)
Leases and other loans(1)	(1,396)	(1,165)	(723)	(505)	(683)	(3,284)	(1,626)
Total loans charged off	(7,279)	(4,787)	(16,903)	(14,230)	(3,724)	(28,969)	(7,242)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	101	29	786	183	29	916	3,677
Commercial and industrial	620	988	1,086	961	2,213	2,694	4,932
Real estate - residential mortgage	37	58	48	10	101	143	415
Consumer and home equity	1,023	959	661	683	682	2,643	1,898
Real estate - construction	—	569	202	530	—	771	44
Leases and other loans(1)	400	213	116	132	247	729	627
Recoveries of loans previously charged off	2,181	2,816	2,899	2,499	3,272	7,896	11,593
Net loans recovered (charged off)	(5,098)	(1,971)	(14,004)	(11,731)	(452)	(21,073)	4,351
Provision for credit losses	10,395	10,718	23,333	14,259	9,637	44,446	4,397
Balance at end of period	$292,739	$287,442	$278,695	$269,366	$266,838	$292,739	$266,838
Net (recoveries) charge-offs to average loans	0.10%	0.04%	0.27%	0.23%	0.01%	0.13%	(0.03)%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses	$(458)	$(971)	$1,211	$254	$1,367	$(218)	$1,157

NON-PERFORMING ASSETS:
Non-accrual loans	$113,022	$123,280	$134,303	$144,443	$178,204
Loans 90 days past due and accruing	27,962	24,415	30,336	27,463	14,559
Total non-performing loans	140,984	147,695	164,639	171,906	192,763
Other real estate owned	2,549	3,881	3,304	5,790	5,877
Total non-performing assets	$143,533	$151,576	$167,943	$177,696	$198,640

NON-PERFORMING LOANS, BY TYPE:
Real estate - commercial mortgage	$44,058	$55,048	$61,322	$72,634	$96,281
Commercial and industrial	33,365	30,588	33,555	28,288	29,831
Real estate - residential mortgage	40,560	39,157	46,576	46,509	41,597
Consumer and home equity	11,580	10,469	8,983	9,800	10,016
Real estate - construction	677	1,099	1,509	1,368	1,456
Leases and other loans(1)	10,744	11,334	12,694	13,307	13,582
Total non-performing loans	$140,984	$147,695	$164,639	$171,906	$192,763

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2023	2023	2023	2022	2022
Operating net income available to common shareholders
Net income available to common shareholders	$69,535	$77,045	$65,752	$79,271	$68,309
Plus: Core deposit intangible amortization	441	912	514	514	514
Plus: Merger-related expenses	—	—	—	1,894	7,006
Plus: CECL Day 1 Provision expense	—	—	—	—	7,954
Plus: Interest rate derivative transition valuation(1)	2,958	—	—	—	—
Less: Tax impact of adjustments	(714)	(192)	(108)	(506)	(3,250)
Operating net income available to common shareholders (numerator)	$72,220	$77,765	$66,158	$81,173	$80,533

Weighted average shares (diluted) (denominator)	166,023	167,191	168,401	169,136	168,781

Operating net income available to common shareholders, per share (diluted)	$0.43	$0.47	$0.39	$0.48	$0.48

Common shareholders' equity (tangible), per share
Shareholders' equity	$2,566,693	$2,642,152	$2,618,998	$2,579,757	$2,471,159
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(561,284)	(561,885)	(563,502)	(560,824)	(561,495)
Tangible common shareholders' equity (numerator)	$1,812,531	$1,887,389	$1,862,618	$1,826,055	$1,716,786

Shares outstanding, end of period (denominator)	164,084	166,097	165,396	167,599	167,399

Common shareholders' equity (tangible), per share	$11.05	$11.36	$11.26	$10.90	$10.26

Operating return on average assets
Net income	$72,097	$79,607	$68,314	$81,833	$70,871
Plus: Core deposit intangible amortization	441	912	514	514	514
Plus: Merger-related expenses	—	—	—	1,894	7,006
Plus: CECL Day 1 Provision expense	—	—	—	—	7,954
Plus: Interest rate derivative transition valuation(1)	2,958	—	—	—	—
Less: Tax impact of adjustments	(714)	(192)	(108)	(506)	(3,250)
Operating net income (numerator)	$74,782	$80,327	$68,720	$83,735	$83,095

Total average assets	$27,377,836	$27,235,567	$26,900,653	$26,386,355	$26,357,095
Less: Average net core deposit intangible	(5,548)	(6,417)	(6,937)	(7,478)	(8,053)
Total operating average assets (denominator)	$27,372,288	$27,229,150	$26,893,716	$26,378,877	$26,349,042

Operating return on average assets	1.08%	1.18%	1.04%	1.26%	1.25%

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2023	2023	2023	2022	2022
Return on average common shareholders' equity (tangible)
Net income available to common shareholders	$69,535	$77,045	$65,752	$79,271	$68,309
Plus: Intangible amortization	601	1,072	674	688	690
Plus: Merger-related expenses	—	—	—	1,894	7,006
Plus: CECL Day 1 Provision expense	—	—	—	—	7,954
Plus: Interest rate derivative transition valuation(1)	2,958	—	—	—	—
Less: Tax impact of adjustments	(747)	(225)	(142)	(542)	(3,287)
Operating net income available to common shareholders (numerator)	$72,347	$77,892	$66,284	$81,311	$80,672

Average shareholders' equity	$2,645,977	$2,647,464	$2,613,316	$2,489,148	$2,604,057
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(561,578)	(563,146)	(561,744)	(561,219)	(562,285)
Average tangible common shareholders' equity (denominator)	$1,891,521	$1,891,440	$1,858,694	$1,735,051	$1,848,894

Return on average common shareholders' equity (tangible)	15.17%	16.52%	14.46%	18.59%	17.31%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,566,693	$2,642,152	$2,618,998	$2,579,757	$2,471,159
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(561,284)	(561,885)	(563,502)	(560,824)	(561,495)
Tangible common shareholders' equity (numerator)	$1,812,531	$1,887,389	$1,862,618	$1,826,055	$1,716,786

Total assets	$27,380,836	$27,403,163	$27,112,176	$26,931,702	$26,146,042
Less: Goodwill and intangible assets	(561,284)	(561,885)	(563,502)	(560,824)	(561,495)
Total tangible assets (denominator)	$26,819,552	$26,841,278	$26,548,674	$26,370,878	$25,584,547

Tangible common equity to tangible assets	6.76%	7.03%	7.02%	6.92%	6.71%

Tangible common equity to tangible assets (TCE Ratio) excluding AOCI
Shareholders' equity	$2,566,693	$2,642,152	$2,618,998	$2,579,757	$2,471,159
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Accumulated other comprehensive (income) loss	472,756	379,286	350,992	385,476	442,947
Less: Goodwill and intangible assets	(561,284)	(561,885)	(563,502)	(560,824)	(561,495)
Tangible common shareholders' equity (numerator)	$2,285,287	$2,266,675	$2,213,610	$2,211,531	$2,159,733

Total assets	$27,380,836	$27,403,163	$27,112,176	$26,931,702	$26,146,042
Less: Goodwill and intangible assets	(561,284)	(561,885)	(563,502)	(560,824)	(561,495)
Plus: AOCI - unrealized losses/(gains) on AFS investments securities	415,369	311,813	282,092	632,456	368,196
Total tangible assets (denominator)	$27,234,921	$27,153,091	$26,830,766	$27,003,334	$25,952,743

Tangible common equity to tangible assets, excluding AOCI	8.39%	8.35%	8.25%	8.19%	8.32%

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.

	Three months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
	2023	2023	2023	2022	2022
Efficiency ratio
Non-interest expense	$171,020	$168,018	$159,616	$168,462	$169,558
Less: Amortization of tax credit investments	—	—	—	(696)	(696)
Less: Merger-related expenses	—	—	—	(1,894)	(7,006)
Less: Intangible amortization	(601)	(1,072)	(674)	(688)	(690)
Non-interest expense (numerator)	$170,419	$166,946	$158,942	$165,184	$161,166

Net interest income	$213,842	$212,852	$215,587	$225,911	$215,582
Tax equivalent adjustment	4,442	4,405	4,414	4,310	3,970
Plus: Total non-interest income	55,961	60,585	51,753	54,321	59,162
Plus: Interest rate derivative transition valuation(1)	2,958	—	—	—	—
Less: Investment securities (gains) losses, net	—	4	(23)	1	53
Total revenue (denominator)	$277,203	$277,846	$271,731	$284,543	$278,767

Efficiency ratio	61.5%	60.1%	58.5%	58.1%	57.8%

Operating non-interest expenses to total average assets
Non-interest expense	$171,020	$168,018	$159,616	$168,462	$169,558
Less: Amortization of tax credit investments	—	—	—	(696)	(696)
Less: Intangible amortization	(601)	(1,072)	(674)	(688)	(690)
Less: Merger-related expenses	—	—	—	(1,894)	(7,006)
Non-interest expense (numerator)	$170,419	$166,946	$158,942	$165,184	$161,166

Total average assets (denominator)	$27,377,836	$27,235,567	$26,900,653	$26,386,355	$26,357,095

Operating non-interest expenses to total average assets	2.47%	2.46%	2.40%	2.48%	2.43%

Pre-provision net revenue
Net interest income	$213,842	$212,852	$215,587	$225,911	$215,582
Non-interest income	55,961	60,585	51,753	54,321	59,162
Plus: Interest rate derivative transition valuation(1)	2,958	—	—	—	—
Less: Investment securities (gains) losses, net	—	4	(23)	1	53
Total revenue	$272,761	$273,441	$267,317	$280,233	$274,797

Non-interest expense	$171,020	$168,018	$159,616	$168,462	$169,558
Less: Amortization on tax credit investments	—	—	—	(696)	(696)
Less: Merger-related expenses	—	—	—	(1,894)	(7,006)
Less: Intangible amortization	(601)	(1,072)	(674)	(688)	(690)
Total non-interest expense	$170,419	$166,946	$158,942	$165,184	$161,166

Pre-provision net revenue	$102,342	$106,495	$108,375	$115,049	$113,631

	Nine months ended
	Sep 30
	2023
Operating net income available to common shareholders
Net income available to common shareholders	$212,331
Plus: Core deposit intangible amortization	1,867
Plus: Merger-related expenses	—
Plus: CECL Day 1 Provision expense	—
Plus: Interest rate derivative transition valuation(1)	2,958
Less: Tax impact of adjustments	(1,013)
Operating net income available to common shareholders (numerator)	$216,143

Weighted average shares (diluted) (denominator)	167,181

Operating net income available to common shareholders, per share (diluted)	$1.29

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
Note: numbers in this report may not sum due to rounding.